As filed with the Securities and Exchange Commission on September 16, 1999
                                                      Registration No. 333-35089

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                            PRIDE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


           LOUISIANA                                     76-0069030
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)


     5847 SAN FELIPE, SUITE 3300                          77057
            HOUSTON, TEXAS                             (Zip Code)
(Address of Principal Executive Offices)


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               PRIDE INTERNATIONAL, INC. LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

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                                ROBERT W. RANDALL
                       VICE PRESIDENT AND GENERAL COUNSEL
                            PRIDE INTERNATIONAL, INC.
                           5847 SAN FELIPE, SUITE 3300
                              HOUSTON, TEXAS 77057
                     (Name and address of agent for service)

                                 (713) 789-1400
          (Telephone number, including area code, of agent for service)

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                                EXPLANATORY NOTE

      Pride International, Inc., a Louisiana corporation (the "Company"), is filing this Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8 (Registration No. 333-35089; the "Registration Statement") to deregister all shares of the Company's common stock, no par value ("Common Stock"), previously registered on such Registration Statement that remain unsold and that are not subject to outstanding options and other awards. The Company originally filed the Registration Statement in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 3,000,000 shares of Common Stock issuable under the Pride International, Inc. Long-Term Incentive Plan (the "Plan"). The Company also has filed Registration Statements on Form S-8 (Registration Nos. 33-26854, 33-44823 and 333-06823) in connection with the registration under the Securities Act of an aggregate of 3,025,000 shares of Common Stock issuable under the Plan. As of September 7, 1999, 4,196,000 shares of Common Stock so registered under the Securities Act had not been issued pursuant to the Plan. Additionally, as of September 7, 1999, options for 2,331,200 shares of Common Stock were outstanding under the Plan. Accordingly, 1,864,800 shares of Common Stock (the "Shares") are being deregistered hereby.

      Concurrently with the filing of this Post-Effective Amendment No. 1, the Company is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 in connection with the registration under the Securities Act of 5,600,000 shares of Common Stock issuable under the Pride International, Inc. 1998 Long-Term Incentive Plan (the "1998 Plan"). Grants of Common Stock to qualifying participants after the effective date of the 1998 Plan are made pursuant to the 1998 Plan rather than the Plan.

      Although the Plan will remain in effect with respect to shares of Common Stock issued pursuant thereto and with respect to shares of Common Stock subject to outstanding options and other awards granted pursuant thereto prior to the effective date of the 1998 Plan, no additional shares will be granted pursuant to the Plan. Accordingly, the offering of Common Stock under the Plan has been terminated, and the Registration Statement is hereby amended to deregister hereunder the Shares.

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                                  SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 16, 1999.

                                    PRIDE INTERNATIONAL, INC.

                                    By:/s/ PAUL A. BRAGG
                                           Paul A. Bragg
                                           Chief Executive Officer and President


            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON SEPTEMBER 16, 1999.

            SIGNATURE                                 TITLE

/s/ PAUL A. BRAGG                          Director, Chief Executive Officer and
    Paul A. Bragg                          President
   (Principal Executive Officer)

/s/ EARL W. MCNIEL                         Vice President, Chief Financial
    Earl W. McNiel                         Officer and Treasurer
   (Principal Financial Officer)

/s/ TERRY VANDAL                           Controller
    Terry Vandal
   (Principal Accounting Officer)

/s/ JAMES B. CLEMENT                       Chairman of the Board
    James B. Clement

/s/ RALPH D. MCBRIDE                       Vice Chairman of the Board
    Ralph D. McBride

/s/ CHRISTIAN J. BOON FALLEUR              Director
    Christian J. Boon Falleur

/s/ REMI DORVAL                            Director
    Remi Dorval

/s/ JORGE E. ESTRADA M.                    Director
    Jorge E. Estrada M.

/s/ JAMES T. SNEED                         Director
    James T. Sneed

/s/ WILLIAM E. MACAULAY                    Director
    William E. Macaulay

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